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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 26, 2006

                                  NOVELIS INC.
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             (Exact name of registrant as specified in its charter)

             Canada                    001-32312               98-0442987
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

   3399 Peachtree Road NE, Suite 1500, Atlanta, GA               30326
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       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (404) 814-4200

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 26, 2006, the Novelis Inc. (the "Company") Board of Directors amended the Novelis Inc. 2006 Incentive Plan (the "Plan") approved by the shareholders at the Company's annual meeting. Pursuant to the amendment, a new section 3.7 was added to the Plan that reads as follows:

                           3.7 Additional Limitation on Certain Awards.
                  Notwithstanding any provision in this Plan to the contrary,
                  (i) the minimum Performance Period with respect to any performance-based Award shall be one year and (ii) the minimum period with respect to any Award which vests or otherwise becomes payable based solely on the passage of time shall be three years; provided that up to five percent of the total Shares reserved for issuance under this Plan may be granted by the Committee without regard to the limitations set forth in this Section 3.7.

In all other respects, the Plan remains in effect as approved by the shareholders. The Plan, as amended, is attached hereto as Exhibit 10.1.

         On October 26, 2006, the Board of Directors also authorized an aggregate grant of 543,070 non-qualified stock options and 76,180 stock appreciation rights ("SARs") to the named executive officers as defined in our proxy statement dated September 22, 2006, as amended, and certain other senior executives identified below under the Novelis Inc. 2006 Incentive Plan, as amended. The exercise price for all such stock options and SARs is $25.53 per share.

         The following named executive officers received the following awards:

              Executive                            Stock Options      SARs
              ------------------------------       -------------   ------------
              Martha Brooks                              163,230             --
              Kevin Greenawalt                            43,530             --
              David Godsell                               33,740             --

         The terms of the stock options and SARs are identical in all material respects, except that the incremental increase in the value of the SARs is paid in cash rather than shares of the Company's common stock at the time of exercise.

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         The option shares or SARs, as applicable, subject to the award are comprised of two equal portions: premium award shares and non-premium award shares. Both the premium award shares and non-premium award shares vest ratably in 25% increments over the four year period measured from October 26, 2006, and may be exercised, in whole or in part, once vested; provided, however, in no event may the premium award shares be exercised unless the fair market value per share on the business day preceding the exercise date equals or exceeds $28.59.

         If the participant retires on or after October 26, 2007, then the award shares will continue to vest in accordance the regular vesting schedule, but must be exercised in all events no later than the third anniversary following the participant's retirement date. If the participant retires before October 26, 2007, then the award shares will be forfeited. In the event of the participant's death or disability, all of the award shares will become immediately vested, but must be exercised in all events no later than the first anniversary following the participant's termination of employment. If the participant terminates for any reason other than retirement, death, disability, or for cause, then the participant will have ninety days to exercise any vested award shares and all unvested award shares will be forfeited.

         All of the award shares will become immediately vested and exercisable, without regard to the per share price restriction on premium award shares, upon a change in control of the Company.

         No stock option or SAR may be exercised later than October 25, 2013.

         A form of the stock option award is attached hereto as Exhibit 10.2 and a form of SAR award is attached hereto as Exhibit 10.3.

ITEM 8.01     OTHER EVENTS.

            The Board of Directors declared on October 26, 2006, a quarterly dividend of US$0.01 per common share, payable December 20, 2006, to shareholders of record at the close of business November 20, 2006. Refer to attached Exhibit
99.1 for details.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1     Novelis Inc. 2006 Incentive Plan, as amended
10.2     Form of Non-Qualified Stock Option Award
10.3     Form of SAR Award
99.1     Press release of Novelis Inc., issued on October 27, 2006

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  NOVELIS INC.


Date: November 1, 2006                            By: /s/ Nichole Robinson
                                                      --------------------------
                                                      Nichole Robinson
                                                      Secretary

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                                INDEX TO EXHIBITS

Exhibit
Number     Description
-------    ---------------------------------------------------------------------
10.1       Novelis Inc. 2006 Incentive Plan, as amended
10.2       Form of Non-Qualified Stock Option Award
10.3       Form of SAR Award
99.1       Press release of Novelis Inc., issued on October 27, 2006